UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2013

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2013, the Board of Directors of Kadant Inc. (the “Company”) accepted the  resignation of Mr. Francis L. McKone as a director. Mr. McKone, age 78, has been a director since March 1998, and also served as chairperson of the nominating and corporate governance committee and was a member of the audit and compensation committees of the Board of Directors.

On February 6, 2013, the Board of Directors appointed Senator Scott P. Brown as a director to fill the vacancy created by Mr. McKone’s resignation.  Senator Brown was appointed to the class of directors whose term will expire at the 2015 annual meeting of stockholders.

Senator Brown, age 53, served in the U.S. Senate (R-MA) from 2010 to 2013. During his term of office, he served on the following Senate Committees: the Committee on Homeland Security and Governmental Affairs (Ranking Member of the Subcommittee on Federal Financial Management, Government Information and International Security); the Committee on Armed Forces (Ranking Member of the Subcommittee on Airland); the Committee on Small Business and Entrepreneurship and the Committee on Veterans' Affairs.  Prior to his election to the U.S. Senate, Senator Brown was a Massachusetts state senator from 2004 to 2010. He also served three terms in the Massachusetts House of Representatives representing the 9th Norfolk District (1998-2004).  Senator Brown has served as a member of the National Guard for 33 years, currently holding the rank of Colonel in the Judge Advocate General's Corps (JAG), and currently serving in the Office of the Chief Counsel, National Guard Bureau, as Deputy to the Chief Counsel. Since 1985, Senator Brown has also maintained a private law practice in Wrentham, Massachusetts.   We believe Senator Brown's qualifications to serve on the Company's Board of Directors include his good judgment and pragmatic approach to solving problems as well as his wealth of experience on local, state, national and international issues.

For his service as a non-employee director of the Company, Senator Brown will receive the compensation described under the caption “Director Compensation” in the Company’s proxy statement as filed with the Securities and Exchange Commission on April 10, 2012, including the award of restricted stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: February 11, 2013	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer